UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   On May 5, 2006, Hong Liang Lu notified UTStarcom, Inc., a Delaware corporation (the “Company”) of his resignation as the Company’s President, Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”) effective December 31, 2006. Ying Wu, Chief Executive Officer of the Company’s China operations and Vice Chairman of the Board, will assume the position of Chief Executive Officer effective January 1, 2007. Thomas Toy, currently an independent director of the Company, will assume the position of Chairman of the Board effective January 1, 2007. On May 10, 2006, the Company issued a press release entitled “CEO Hong Lu to Step Down December 31, 2006; Ying Wu, Co-Founder and CEO of China, to Assume Worldwide CEO Responsibilities; Company Continues Search for Global Chief Operating Officer.”  The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this current report.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “CEO Hong Lu to Step Down December 31, 2006; Ying Wu, Co-Founder and CEO of China, to Assume Worldwide CEO Responsibilities; Company Continues Search for Global Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 11, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1

Press Release entitled “CEO Hong Lu to Step Down December 31, 2006; Ying Wu, Co-Founder and CEO of China, to Assume Worldwide CEO Responsibilities; Company Continues Search for Global Chief Operating Officer.”